As filed with the Securities and Exchange Commission on May 18, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

CELCUITY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-2863566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2800 Campus Drive, Suite 140
Minneapolis, Minnesota 55441

(Address of Principal Executive Offices and Zip Code)

Celcuity Inc. 2026 Stock Incentive Plan

Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan

(Full Title of the Plans)

Brian F. Sullivan

Chief Executive Officer

2800 Campus Drive, Suite 140

Minneapolis, MN 55441

(763) 392-0123

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan R. Zimmerman

Griffin D. Foster

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The stockholders of Celcuity Inc. (the “Company”) approved the 2026 Stock Incentive Plan (the “2026 Plan”) and the Amended and Restated 2017 Employee Stock Purchase Plan (the “ESPP”) on May 14, 2026. As provided in the 2026 Plan, 3,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), are currently available for issuance under the 2026 Plan (the “2026 Plan Shares”), and as provided in the ESPP, 530,423 additional shares of Common Stock are available for issuance under the ESPP (the “ESPP Shares”). The purpose of this registration statement is to register the 2026 Plan Shares and the ESPP Shares. Shares of Common Stock issuable under the ESPP were previously registered pursuant to effective Registration Statements on Form S-8 (File Nos. 333-221117, 333-238787, 333-253940, 333-265328, 333-270238, 333-279556, and 333-287766), and in accordance with General Instruction E to Form S-8, the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the introductory Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company incorporates by reference into this registration statement the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed):

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 26, 2026;
●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on May 14, 2026 ;
●	The Company’s Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on February 12, 2026, May 1, 2026, and May 18, 2026;
●	The information incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 from the Company’s definitive proxy statement filed on April 2, 2026 (other than information furnished rather than filed); and
●	The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed September 15, 2017, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Common Stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K or any other information that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except the liability of:

●	A director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
●	A director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	A director for any unlawful payment of dividends or redemption of shares;
●	A director or officer for any transaction from which the director or officer derived an improper personal benefit; or
●	An officer in any action by or in the right of the corporation.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

The Company’s certificate of incorporation, as amended, and bylaws provide for the limitation of liability and indemnification of the Company’s directors and officers to the fullest extent permitted under the DGCL.

The Company has also entered into separate indemnification agreements with its directors and officers in addition to the indemnification provided for in the Company’s certificate of incorporation, as amended, and bylaws. These indemnification agreements provide, among other things, that the Company will indemnify its directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs, and attorneys’ fees and  disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of the Company or in connection with service at the Company’s request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

The Company also maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of the Company, as amended, including the Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 9, 2024)
4.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed November 13, 2017)
4.3	Celcuity Inc. 2026 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 18, 2026)
4.4	Celcuity Inc. Amended and Restated 2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 18, 2026)
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Boulay PLLP
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
107	Filing Fee Table

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 18, 2026.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Celcuity Inc. hereby severally constitute and appoint Brian F. Sullivan and Vicky Hahne as attorneys-in-fact for the undersigned, each of them singly, with full and several power of substitution for, and in the name, place and stead of, the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian F. Sullivan	Chief Executive Officer (Principal Executive Officer),	May 18, 2026
Brian F. Sullivan	Director and Chairman

/s/ Vicky Hahne	Chief Financial Officer (Principal Financial and	May 18, 2026
Vicky Hahne	Accounting Officer)

/s/ Lance G. Laing	Chief Science Officer, Vice President and Secretary,	May 18, 2026
Lance G. Laing	and Director

/s/ Richard E. Buller	Director	May 18, 2026
Richard E. Buller

/s/ David F. Dalvey	Director	May 18, 2026
David F. Dalvey

/s/ Leo T. Furcht	Director	May 18, 2026
Leo T. Furcht

/s/ Polly A. Murphy	Director	May 18, 2026
Polly A. Murphy

/s/ Richard J. Nigon	Director	May 18, 2026
Richard J. Nigon

/s/ Charles R. Romp	Director	May 18, 2026
Charles R. Romp